Exhibit 99.1

FOR RELEASE:	July 23, 2010

Lisa F. Campbell, Executive Vice President Chief Operating Officer and Chief Financial Officer (910) 892-7080; lisac@newcenturybanknc.com www.newcenturybanknc.com

NEW CENTURY BANCORP ANNOUNCES

SECOND QUARTER 2010 EARNINGS

•	Net income tops $1.0 million for second quarter 2010.

•	Assets, deposits, and loans all experienced positive growth in a year-to-year comparison.

•	During the quarter, New Century celebrated its 10th anniversary and kicked off a second decade of service to customers and communities.

DUNN, NC . . . New Century Bancorp (the “Company” - NASDAQ: NCBC), the holding company for New Century Bank, reported net income of $1,075,000 for the quarter ended June 30, 2010, compared to a net loss of $253,000 for the same period in 2009. For the six month period ended as of the same date, the Company reported net income of $1,531,000, compared to $155,000 for the same period in 2009. Basic and diluted earnings (loss) per share were $0.16 and ($0.04), respectively, for second quarter 2010 and second quarter 2009, and were $0.22 and $0.02, respectively, for the six month periods ended June 30, 2010, and June 30, 2009.

As of June 30, 2010, the Company held total assets of $663.0 million, total deposits of $566.0 million and total loans of $490.9 million. As of June 30, 2009, these figures stood at total assets of $629.0 million, total deposits of $527.6 million, and total loans of $467.9 million, for increases of 5.4%, 7.3%, and 4.9%, respectively, on a year-to-year basis.

“On behalf of the board of directors and all of our employees, I am pleased to share these quarterly and year-to-date results,” said William L. Hedgepeth II, president and chief executive officer. “While these results are extremely positive—and for that we are thankful—we remain cautiously optimistic for many reasons. We must continue to help our customers as they navigate a difficult economy and we must stay the course regarding our Company’s goals and the milestones we have before us.”

Highlights for the quarter include:

•	Improvements in net income were seen in both a year-to-year comparison, and also on a linked quarter basis.

•	Net interest margin remained strong at 4.04% for the first half of 2010, compared to 3.21% for the first half of 2009, due to both loan growth and lower cost of funds.

•	Key balance sheet items – specifically assets, loans, and deposits – grew, while non-performing loans dropped to below 3% of total loans outstanding.

•	Noninterest expenses were lower for the quarter, helping the Company to report its lowest efficiency ratio in more than a year.

Hedgepeth further shared, “Going forward, growth in noninterest income will be a challenge, as regulatory changes will impact all financial institutions, including community banks such as New Century. Overall, customers are still experiencing challenges from the recession and, because of that, we are too. Staying the course was what we said we needed to do to come out of this and that is both what we are doing and what we will do for the foreseeable future. It is encouraging to see positive results from our efforts and I commend our management team and staff for their hard work and resilience during tough times.

“During the second quarter we passed the milestone of our 10th anniversary and celebrated accordingly, at the same time kicking off our ‘next decade’ commitment of helping our customers to power their plans. We know people had hopes, dreams, and plans prior to the recession . . . and they still do. We want to be the bank people turn to in order to make them happen.”

New Century Bank is headquartered in Dunn and has offices in Dunn, Clinton, Fayetteville (2), Goldsboro, Lillington, Lumberton, Pembroke, and Raeford, as well as a loan production office in Greenville, NC.

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Keywords: New Century Bancorp, New Century Bank, NCBC, second quarter 2010 earnings

The information as of and for the quarter and six months ended June 30, 2010 as presented is unaudited. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to, our ability to manage growth, our limited operating history, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company.

New Century Bancorp, Inc.

Selected Financial Information and Other Data

($ in thousands, except per share data)

	At or for the three months ended					At or for the six months ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	June 30, 2010	June 30, 2009	June 30, 2008
Summary of Operations:
Total interest income	$8,524	$8,333	$8,433	$8,258	$8,039	$16,857	$16,261	$18,208
Total interest expense	2,434	2,446	2,821	3,170	3,459	4,879	7,133	9,339

Net interest income	6,090	5,887	5,612	5,088	4,580	11,978	9,128	8,869
Provision for loan losses	639	1,270	995	2,377	1,414	1,909	2,100	1,247

Net interest income after provision	5,451	4,617	4,617	2,711	3,166	10,069	7,028	7,622
Noninterest income	670	667	766	777	762	1,342	1,637	1,593
Goodwill Impairment	—	—	8,674	—	—	—	—	—
Noninterest expense	4,497	4,606	4,796	4,075	4,428	9,111	8,506	8,746

Income (loss) before income taxes	1,624	678	(8,087)	(587)	(500)	2,300	159	469
Provision for income taxes (benefit)	549	221	141	(218)	(247)	769	4	155

Net income (loss)	$1,075	$457	$(8,228)	$(369)	$(253)	$1,531	$155	$314

Share and Per Share Data:
Earnings (loss) per share - basic	$0.16	$0.07	$(1.20)	$(0.05)	$(0.04)	$0.22	$0.02	$0.05
Earnings (loss) per share - diluted	0.16	0.07	(1.20)	(0.05)	(0.04)	0.22	0.02	0.05
Book value per share	8.19	8.03	7.96	9.22	9.21	8.19	9.21	8.97
Tangible book value per share	8.08	7.91	7.83	7.82	7.80	8.08	7.80	7.54
Ending shares outstanding	6,891,784	6,837,952	6,837,952	6,837,742	6,836,149	6,891,784	6,836,149	6,822,659
Weighted average shares outstanding:
Basic	6,846,437	6,837,952	6,837,863	6,837,292	6,831,973	6,842,218	6,831,563	6,806,731
Diluted	6,862,095	6,845,714	6,837,863	6,837,292	6,831,973	6,851,055	6,842,137	6,870,808

Selected Performance Ratios:
Return on average assets	0.66%	0.30%	-5.09%	-0.23%	-0.16%	0.48%	0.05%	0.11%
Return on average equity	7.69%	3.34%	-51.24%	-2.30%	-1.60%	5.53%	0.49%	1.01%
Net interest margin	4.00%	4.08%	3.74%	3.54%	3.18%	4.04%	3.21%	3.22%
Efficiency ratio (1)	66.52%	70.28%	75.20%	69.48%	82.89%	68.40%	79.02%	83.60%

Period End Balance Sheet Data:
Loans, net of unearned income	$490,883	$496,448	$481,176	$472,578	$467,872	$490,883	$467,872	$452,045
Total Earning Assets	619,867	602,436	588,536	591,973	573,951	619,867	573,951	550,984
Goodwill and other intangible assets	776	814	853	9,565	9,603	776	9,603	9,757
Total Assets	663,001	642,883	630,635	636,810	629,000	663,001	629,000	598,831
Deposits	566,031	542,348	540,262	533,350	527,621	566,031	527,621	505,400
Short term debt	26,138	27,744	20,564	25,693	23,461	26,138	23,461	17,441
Long term debt	12,372	12,372	12,372	12,372	12,372	12,372	12,372	12,372
Shareholders’ equity	56,442	54,934	54,409	63,013	62,947	56,442	62,947	61,201

Selected Average Balances:
Gross Loans	$493,396	$483,665	$476,845	$469,668	$469,581	$488,557	$468,825	$445,945
Total Earning Assets	610,290	585,277	595,250	570,059	577,774	597,852	574,018	552,689
Goodwill and other intangible assets	794	832	9,451	9,584	9,622	813	9,641	9,795
Total Assets	651,861	625,307	641,254	634,312	630,180	638,255	623,143	598,442
Deposits	553,067	531,115	538,643	532,427	526,894	542,152	520,025	503,456
Short term debt	26,736	23,547	23,498	23,020	24,606	25,151	24,533	17,853
Long term debt	12,372	12,372	12,372	12,372	12,372	12,372	12,372	12,372
Shareholders’ equity	56,093	55,533	63,710	63,588	63,615	55,814	63,518	62,273

Asset Quality Ratios:
Nonperforming loans	$13,885	$18,956	$15,965	$16,003	$13,352	$13,885	$13,352	$8,443
Other real estate owned	3,215	2,680	2,530	2,346	2,196	3,215	2,196	439
Allowance for loan losses	10,006	11,232	10,359	10,317	8,519	10,006	8,519	6,483
Nonperforming loans (2) to period-end loans	2.83%	3.82%	3.32%	3.39%	2.85%	2.83%	2.85%	1.87%
Allowance for loan losses to period-end loans	2.04%	2.26%	2.15%	2.18%	1.82%	2.04%	1.82%	1.43%
Delinquency Ratio (3)	0.75%	0.45%	0.41%	1.61%	0.51%	0.75%	0.51%	0.92%
Net loan charge-offs to average loans	1.39%	0.05%	0.79%	0.49%	0.59%	0.73%	1.05%	1.38%

(1)	Efficiency ratio is calculated as non-interest expenses divided by the sum of net interest income and non-interest income.
(2)	Nonperforming loans consist of non-accrual loans and restructured loans.
(3)	Delinquency Ratio includes 30-89 days past due and excludes non-accrual loans.